UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2026

Vertical Data Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-56812	99-2841705
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite 300

Las Vegas, Nevada 89135

(Address of Principal Executive Offices)

(888) 462-3453

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Based on preliminary information, Vertical Data Inc. (the “Company”) currently estimates that its revenue for the three months ended September 30, 2026 was between approximately US$0.4 million and US$0.5 million. This estimate is preliminary and unaudited, is subject to the completion of the Company’s financial closing procedures and the audit of its financial statements for the fiscal year ended September 30, 2026, and may differ materially from the Company’s actual results. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this estimate.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the Company’s shares in the private placement transactions described under Item 8.01 of this Current Report on Form 8-K will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K to disclose the information set forth below. In connection with its evaluation of a potential private placement transaction, the Company previously made the information included in this Current Report on Form 8-K (this “Form 8-K”) available to certain institutional investors and accredited investors under confidentiality agreements that require the Company to disclose the information publicly. The Company is filing this Form 8-K to satisfy that disclosure obligation. The Company intends to issue shares of its common stock in a private placement transaction for gross proceeds of approximately $4.2 million, before fees, which private placement will be consummated in one or more closings dated on or about the date of this Form 8-K.

Except as otherwise indicated, definitive agreements and financing for the transactions described below remain under negotiation, and there can be no assurance that any of them will be completed on the terms described or at all. In addition, unless otherwise indicated, amounts in Swedish kronor (“SEK”) are translated into U.S. dollars at the exchange rates at which the Company funded the relevant payments. The exchange rate on October 29, 2026, was approximately SEK 9.85 per US$1.00.

GPU-as-a-Service Term Sheet — Approximately 16,000 GPUs

In September 2026, the Company entered into a non-binding term sheet with a cloud services provider (the “Cloud Provider”) under which the Company would provide GPU-as-a-Service on a fully managed basis for a dedicated cluster of approximately 16,000 NVIDIA Blackwell-generation GPUs, to be used by the Cloud Provider to serve a sovereign government end customer, for an initial term of five years on a take-or-pay basis. Assuming the contract is fully performed over the initial term, the arrangement would represent aggregate contract value of approximately US$2.8 billion.

The term sheet contemplates that the hardware would be held, and the deployment financed on a limited-recourse basis, by a special purpose vehicle to be formed by the Company and a capital partner, and that the Cloud Provider would provide payment security in the form of standby letters of credit in favor of the special purpose vehicle. The term sheet is non-binding, other than its exclusivity, dispute resolution and governing law provisions, and is subject to the negotiation and execution of definitive agreements and to conditions, including the issuance of the letters of credit, the Company’s procurement of financing commitments for the special purpose vehicle, regulatory, sanctions and export-control clearances, and the Cloud Provider’s diligence on the data center operating partner. The term sheet superseded earlier non-binding term sheets with the Cloud Provider, including one for a cluster of approximately 8,000 GPUs. The parties continue to negotiate definitive agreements.

Data Center Joint Venture Letter of Intent

In September 2026, the Company entered into a non-binding letter of intent with a data center developer (the “Developer”) to form a joint venture, special purpose vehicle or similar structure to develop, finance and operate up to approximately 60 MW of AI data center capacity at the Developer’s campus, including capacity intended to support the deployment described above, with a target commercial operation date in the first half of 2027. The letter of intent contemplates that the Company would contribute customer relationships and offtake arrangements, customer deposits, GPU hardware and related financing, and managed services, that the Developer would contribute the facility, power, land, fit-out capital and site management, and that the venture’s net cash flow and residual value would be shared between the parties. Except for its provisions on diligence, confidentiality and non-circumvention, non-binding effect and exclusivity, and governing law, the letter of intent is an expression of intent only and does not obligate either party to complete the transaction. The parties continue to negotiate a definitive agreement.

GPU Cluster Letter of Intent — Approximately 8,000 GPUs

On October 5, 2026, the Company entered into a letter of intent with an AI developer (the “AI Developer”) under which the Company would provide a dedicated cluster of approximately 8,000 NVIDIA Blackwell-generation GPUs, with associated storage and managed services, at a data center in Europe for an initial term of five years on a take-or-pay basis at a fixed rate. Assuming the agreement is fully performed over the initial term, the arrangement would represent aggregate contract value of approximately US$1.4 billion. The letter of intent contemplates a refundable customer downpayment, to be deposited into a co-managed account following execution of a definitive master services agreement and credited against the monthly fees over the initial term, and is subject to the Company securing financing.

The letter of intent is non-binding until definitive agreements are executed, except for specified provisions, including confidentiality, publicity and governing law and its take-or-pay and deposit obligations. The parties are negotiating a definitive master services agreement.

Joint Venture with Data Center Operating Partner — Europe

The Company has formed a jointly managed limited liability company with a data center operating partner in Europe (the “Operating Partner”), through which the Company intends to deliver GPU deployments at the Operating Partner’s facility, including the deployment described above, with the Operating Partner acting as managed services provider for the facility. No definitive agreement for the Company’s use of the facility has been executed.

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Completion of the Cirenso Acquisition in Sweden

As previously announced on September 11, 2026, the Company’s majority-owned Swedish subsidiary, Vertical Data Nordic AB (“VDN”), entered into a Share Purchase Agreement dated August 14, 2026, as amended on September 21, 2026 (the “SPA”), to acquire all of the shares of Cirenso Group AB (“Cirenso”) from its prior owners (the “Sellers”). The acquisition was completed on September 22, 2026. Cirenso’s wholly owned subsidiaries own an industrial site in the Hamre Industrial Park, Sollefteå Municipality, Sweden, with approximately 4.7 MW of existing power capacity, and hold a pending application with the regional grid operator for a grid connection of up to 100 MW of total electrical capacity. The Company intends to develop the site as an AI data center.

The purchase price was SEK 60.0 million (approximately US$6.2 million) in cash, of which SEK 17.2 million was applied to settle a pre-closing tax liability of a subsidiary. The SPA contains limited warranties and no tax indemnity.

The Company funded the purchase price through VDN share subscriptions and an interest-free loan to VDN.

The grid connection application remains subject to utility, regulatory and technical processes and approvals, and there can be no assurance that 100 MW or any other level of additional capacity will be made available.

Vertical Edge Joint Venture and Sweden Letter Agreement

In July 2026, Vertical Edge, LLC, a Delaware limited liability company (“Vertical Edge”), and an affiliate of a global private equity fund (the “Fund”) entered into a limited liability company agreement for a programmatic joint venture to acquire and develop edge data centers in the United States and Europe (the “JV” and the “JV Agreement”). Vertical Edge is wholly owned by Vertical Edge Holdings, LLC, a Delaware limited liability company (“VEH”), in which the Company and an affiliate together hold 41.5% of the outstanding units. The Company accounts for its interest in VEH under the equity method of accounting and does not consolidate VEH, Vertical Edge or the JV.

Also in July 2026, a subsidiary of the JV entered into an agreement to acquire its initial property, a data center site in the midwestern United States. The Company is required to fund all additional capital contributions to VEH until specified funding milestones are met.

On September 21, 2026, the Company, VDN and Vertical Edge entered into a letter agreement (the “Sweden Letter”) with affiliates of the Fund under which the Company agreed to sell substantially all of its interest in Cirenso to a joint venture with affiliates of the Fund, in which Vertical Edge will hold a minority interest, at a price equal to VDN’s cost.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the negotiation and execution of definitive agreements with the counterparties described above and the Fund and its affiliates, the deployment, financing and timing of the GPU clusters and data center capacity described above, the expected closing of the Swedish joint venture with affiliates of the Fund, the Company’s plans for the Hamre site and the grid connection application, the timing of the closings of the private placement transaction described above, the Company’s preliminary estimate of revenue for the three months ended September 30, 2026, and the Company’s expectations regarding the economics of the transactions described above. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the non-binding nature of the term sheets and letters of intent described above; the ability of the parties to negotiate and execute definitive agreements and to satisfy closing conditions, including the issuance of letters of credit and the procurement of financing on acceptable terms; the availability and allocation of GPU hardware; export control, sanctions and other regulatory approvals; the readiness of data center sites and power; the Company’s dependence on third parties, including counterparties, lenders, suppliers and joint venture partners; and the other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026 and June 30, 2026, and its other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026

VERTICAL DATA INC.

	By:	/s/ Deven Soni
	Name:	Deven Soni
	Title:	Chairman and Chief Executive Officer

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